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                                                                  EXHIBIT 99.C 1


                                Exhibit 27(n)(ii)



                          Consent of Ernst & Young LLP


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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our reports (1) dated February 15, 2002, with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio, and (2) dated January 31, 2003, with respect to the financial statements of the WRL Series Life Account, included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-6 No. 333-100993) and related Prospectus of WRL Series Life Account.

                                                             ERNST & YOUNG LLP

Des Moines, Iowa
January 31, 2003